UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

        Date of Report (Date of Earliest Event Reported): June 25, 2004

                                 XENICENT, INC.
                                 --------------
               (Exact Name of Registrant as Specified in Charter)

                                 North Carolina
                                 --------------
                 (State or Other Jurisdiction of Incorporation)

                                    333-52472
                                    ---------
                            (Commission File Number)

                                   36-4344865
                                   ----------
                      (I.R.S. Employer Identification No.)

                    18 Brookmont Drive, Wilbraham, MA  01095
              -----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (413) 599-0005
                                  -------------
              (Registrant's Telephone Number, Including Area Code)


This Current Report on Form 8-K is filed by Xenicent, Inc., a North Carolina corporation (the "Registrant"), in connection with the items described below.

ITEM  1.  CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

Not  Applicable.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

Not  Applicable.

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP.

Not  Applicable.

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

Not  Applicable.

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

Management, along with its auditors, is currently evaluating the accounting treatment applied in connection with the Registrant's 2002 acquisition and related disposition in 2003 of its sixty percent interest in Giantek Technology Corporation. This evaluation may result in a restatement in the Registrant's financial statements for the year ended December 31, 2003. If a restatement is required, Registrant anticipates that its balance sheet at December 31, 2003 will remain the same and its statement of operations for the year ended December 31, 2003 will have an increase in net loss of approximately $100,000-$125,000. In addition, the statement of operations for the year ended December 31, 2002 will have a decrease in net loss of approximately $100,000-125,000. Management does not expect any negative impact on stockholders' deficit at December 31, 2003.

Registrant anticipates that it may have to file an amended Annual Report on Form 10-KSB for the year ended December 31, 2003. If required, such amendment would likely be filed by July 5, 2004.

ITEM  6.  RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS.

Not  Applicable.

ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION  AND
          EXHIBITS.

Not  Applicable.

ITEM  8.  CHANGE  IN  FISCAL  YEAR.

Not  Applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           XENICENT, INC.


June 25, 2004                         By:  /s/ Duane C. Bennett
                                           --------------------
                                           Duane C. Bennett
                                           President and Chief
                                           Executive Officer